Exhibit 5.1

July 25, 2025

The Board of Directors

Nano Nuclear Energy Inc.

10 Times Square, 30th Floor

New York, New York 10018

Re:	Nano Nuclear Energy Inc. – Registration Statement on Form S-3

We have served as special Nevada counsel to Nano Nuclear Energy Inc., a Nevada corporation (the “Company”), with respect to the Company’s preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 filed on the date hereof, as amended from time to time (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes:

(i)	a base prospectus (the “Shelf Prospectus”) relating to the proposed offer, issuance and sale, from time to time, pursuant to Rule 415 under the Securities Act, as set forth in the Registration Statement and the supplements to the Shelf Prospectus, by the Company of an indeterminate number of securities (with an aggregate dollar value of $620 million) consisting of the Company’s common stock, $0.001 par value per share (the “Common Stock”), shares of the Company’s preferred stock, $0.001 par value per share, in one or more series (the “Preferred Stock”), warrants to purchase Preferred Stock or Common Stock (the “Warrants”), debt securities, which may be senior or subordinated or senior or subordinated convertible or exchangeable, and which may be issued in one or more series (the “Debt Securities”), units consisting of any combination of Common Stock, Preferred Stock, Debt Securities or Warrants (the “Units,” and together with the Common Stock, the Preferred Stock, the Warrants, and the Debt Securities, the “Shelf Securities”) or any combination of Common Stock, Preferred Stock, Warrants, Debt Securities or Units; and

(ii)	an at the market sale agreement prospectus (the “ATM Prospectus”) covering the offering, issuance and sale by the Company of up to a maximum aggregate offering price of $400 million of Common Stock (the “ATM Securities,” and, together with the Shelf Securities, the “Securities”) that may be issued and sold under a sales agreement (in the form filed as an exhibit to the Registration Statement, the “Sales Agreement”) to be entered into by and among the Company and TD Securities (USA) LLC, Piper Sandler & Co. and UBS Securities LLC (each a “Sales Agent” and together, the “Sales Agents”).

Nano Nuclear Energy Inc.

July 25, 2025

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The Securities are to be sold from time to time as set forth in the Registration Statement, the Shelf Prospectus or the ATM Prospectus, as applicable, and the supplements to the Shelf Prospectus and/or the ATM Prospectus, as applicable (the “Applicable Prospectus Supplements”). The Shelf Securities under the Shelf Prospectus are to be sold pursuant to a purchase, underwriting, subscription, placement agency or similar agreement, which, in the case of the Shelf Securities, will be in substantially the forms to be filed by the Company under a Current Report on Form 8-K. The ATM Securities under the ATM Prospectus are to be sold pursuant to the Sales Agreement.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Shelf Prospectus or the ATM Prospectus, as applicable.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have relied upon and examined matters of fact, questions of law and documents as we have deemed necessary to render this opinion, including the originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.	The Registration Statement and exhibits thereto;

2.	The Shelf Prospectus;

3.	The ATM Prospectus;

4.	The Sales Agreement;

5.	Articles of Incorporation of the Company filed with the Nevada Secretary of State on February 8, 2022, as amended on March 4, 2024 (the “Articles of Incorporation”);

6.	Amended and Restated By-Laws of the Company adopted and effective on March 4, 2024 (collectively with the Articles of Incorporation, the “Charter Documents”);

7.	The Certificate of Good Standing of the Company issued by the Nevada Secretary of State on July 24, 2025;

8.	Unanimous Written Consent of the Board of Directors of the Company, dated July 23, 2025 relating to the Registration Statement, the Shelf Prospectus, the ATM Prospectus, the Sales Agreement and other actions with regard thereto (the “Resolution”), dated July 23, 2025;

Nano Nuclear Energy Inc.

July 25, 2025

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9.	A certificate executed by an officer of the Company, dated July 25, 2025 as to certain factual matters; and

10.	Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinions set forth below, we have assumed the following:

A.	Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

B.	All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise. For the purpose of the opinion rendered below, we have assumed that, upon each issuance of Securities, the Company will receive or has received the consideration for such Securities required by the Resolution and the applicable definitive purchase, underwriting, subscription, placement agency or similar agreement with respect to such Securities offered under the Registration Statement.

C.	(i) The Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act; (ii) an Applicable Prospectus Supplement will have been filed with the Commission describing the Securities offered thereby; (iii) the Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the Applicable Prospectus Supplements; (iv) that a definitive purchase, underwriting, subscription, placement agency or similar agreement with respect to any Shelf Securities offered under the Registration Statement will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (v) that the Sales Agreement with respect to any ATM Securities offered under the Registration Statement will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vi) that any Shelf Securities issuable upon conversion, exchange, redemption or exercise of any Shelf Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; (vii) with respect to shares of Common Stock or Preferred Stock offered, that there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s organizational documents that are not otherwise reserved for issuance; (viii) with respect to any Shelf Securities issuable upon exercise of any Warrants, such Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms; and (ix) any Warrants offered under the Registration Statement, and the related indenture and warrant agreement, will be executed in the forms filed as exhibits to the Registration Statement or incorporated by reference therein.

Nano Nuclear Energy Inc.

July 25, 2025

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Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. With respect to shares of the Common Stock to be sold by the Company pursuant to the Shelf Prospectus, when both: (a) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance and the terms of the offering of the shares of Common Stock and related matters; and (b) book entries or certificates representing such shares of Common Stock have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting, subscription, placement agency or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Common Stock, upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, then such shares of Common Stock will be validly issued, fully paid and nonassessable.

2. With respect to any particular series of shares of Preferred Stock to be sold by the Company pursuant to the Shelf Prospectus, when both: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof, and related matters; and (b) book entries or certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Preferred Stock, upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion of any shares of Preferred Stock, for the conversion consideration approved by the Board (not less than the par value of the Preferred Stock), then the shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3. With respect to shares of the Common Stock to be sold by the Company pursuant to the ATM Prospectus, such shares of Common Stock have been duly authorized and, when book entries or certificates representing such shares of Common Stock have been duly executed, countersigned, registered and delivered in accordance with the Sales Agreement, upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for in the Sales Agreement and the applicable placement notice, then such shares of Common Stock will be validly issued, fully paid and nonassessable.

Nano Nuclear Energy Inc.

July 25, 2025

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We render this opinion letter only with respect to the general corporate law of the State of Nevada as set forth in Chapter 78 of the Nevada Revised Statutes. We neither express nor imply any opinion with respect to any other laws or the laws of any other jurisdiction or of the United States. For purposes of this opinion letter, we assume that the Securities will be issued in compliance with all applicable state securities or blue sky laws.

The opinions expressed herein are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion letter if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement or any prospectus or supplement.

Sincerely,

/PARSONS BEHLE & LATIMER/

PARSONS BEHLE & LATIMER